As filed with the Securities and Exchange Commission on February 2, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jacobs Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	88-1121891
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Jacobs Engineering Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4081636
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1999 Bryan Street

Suite 3500

Dallas, Texas 75201

(214) 583-8500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Venk Nathamuni

Chief Financial Officer

Jacobs Solutions Inc.

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

(214) 583-8500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Joanne Caruso Chief Legal & Administrative Officer Jacobs Solutions Inc. 1999 Bryan Street, Suite 3500 Dallas, Texas 75201 (214) 583-8500	Patrick S. Brown, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California (310) 712-6600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Jacobs Solutions Inc.	Large accelerated filer	☒	Accelerated filer	☐

	Non-accelerated filer	☐	Smaller reporting company	☐

			Emerging growth company	☐

Jacobs Engineering Group Inc.	Large accelerated filer	☐	Accelerated filer	☐

	Non-accelerated filer	☒	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Jacobs Solutions Inc.

Senior Debt Securities

Subordinated Debt Securities

Guarantees

Preferred Stock

Depositary Shares

Common Stock

Jacobs Engineering Group Inc.

Senior Debt Securities

Subordinated Debt Securities

Guarantees

Jacobs Solutions Inc. may from time to time offer to sell senior debt securities, subordinated debt securities, guarantees of debt securities, preferred stock, either separately or represented by depositary shares, common stock, or any combination of the foregoing securities, in one or more offerings. The senior debt securities, subordinated debt securities, and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock of Jacobs Solutions Inc. or debt or equity securities of one or more other entities. In addition, Jacobs Engineering Group Inc. may from time to time offer to sell senior debt securities, subordinated debt securities, and guarantees of Jacobs Solutions Inc.’s debt securities. Any debt securities offered by Jacobs Engineering Group Inc. will be fully and unconditionally guaranteed by Jacobs Solutions Inc.

Jacobs Solutions Inc. and Jacobs Engineering Group Inc. may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are used to sell the securities, they will be named and their compensation will be described in a prospectus supplement. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

The common stock of Jacobs Solutions Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “J”.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

INVESTING IN ANY OF THE SECURITIES OFFERED HEREBY INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS, ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN ANY OF THESE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2026.

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus, references to “we,” “us,” “our,” the “Company,” and other similar references mean Jacobs Solutions Inc. and all of its subsidiaries (including Jacobs Engineering Group Inc.) on a consolidated basis. References to “Jacobs” or to “Jacobs Solutions Inc.” are to Jacobs Solutions Inc. and not to any subsidiaries. References to “Jacobs Engineering” or “Jacobs Engineering Group Inc.” are to Jacobs Engineering Group Inc. and not to any subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Jacobs and Jacobs Engineering filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, Jacobs and Jacobs Engineering may, from time to time, offer and/or sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that Jacobs and Jacobs Engineering may offer. Each time Jacobs or Jacobs Engineering sells securities using this prospectus, Jacobs or Jacobs Engineering will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.

The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find Additional Information; Incorporation of Certain Information by Reference,” and any applicable free writing prospectus before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC’s website.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any of our respective affiliates have authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: neither we nor any of our respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus outside the United States.

Our fiscal year ends on the Friday closest to September 30 (determined on the basis of the number of workdays) and, accordingly, an additional week of activity is added every five-to-six years. Any references to fiscal years in this prospectus are to the 12 months ended on the Friday closest to September 30 of that year and any references to fiscal quarters in this prospectus are to the applicable quarter or quarters within a fiscal year.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Jacobs files annual, quarterly and current reports, proxy statements, and other information with the SEC. As a public company, Jacobs is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These SEC filings are available to the public without charge at the SEC’s website. The address of this site is http://www.sec.gov. These filings are also available to the public on, or accessible through, our website at http://www.jacobs.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information incorporated by reference is considered part of this prospectus, and any information we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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The annual report on Form 10-K of Jacobs for the fiscal year ended September  26, 2025 (including the portions of the Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders of Jacobs, filed with the SEC on December 18, 2025 and incorporated by reference therein).

•	The current reports on Form 8-K of Jacobs filed with the SEC on November 19, 2025 and January 5, 2026 (except for Item 7.01).

•

Any documents filed by Jacobs with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. If any statement in this prospectus conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

•

The description of the securities of Jacobs contained in Exhibit 4.1 to Jacobs’ Annual Report on Form 10-K for the fiscal year ended September 30, 2022, including any amendment or report filed for the purposes of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by emailing us at investor.relations@jacobs.com, or by writing to us at the following address:

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street

Suite 3500

Dallas, Texas 75201

(214) 583-8500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus, including the documents that we incorporate by reference into this prospectus, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” “target,” “goal” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements in the documents that we incorporate by reference into this prospectus include, but are not limited to, statements we make concerning the financial condition and results of operations and our expectations as to our future growth, prospects, financial outlook and business strategy, the anticipated benefits of any acquisitions or strategic investments, and any assumptions underlying any of the foregoing. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from what is contained, projected, or implied by our forward-looking statements. Such factors include, but are not limited to:

•

general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the countries where we do business on our results, prospects, and opportunities;

•

competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;

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our ability to fully execute on our corporate strategy, including the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and our ability to invest in the tools needed to implement our strategy;

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financial market risks that may affect us, including by affecting our access to capital, the cost of such capital, and/or our funding obligations under defined benefit pension and post-retirement plans;

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legislative changes, including potential changes to the amounts provided for, under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in U.S. or foreign tax laws, including the One Big Beautiful Bill Act, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs and retaliatory tariffs or trade policies that may adversely impact our future financial position or results of operations;

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increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the escalating tensions in the Middle East, among others; and

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the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.

The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see “Forward-Looking Statements,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended September 26, 2025 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. We undertake no obligation to release publicly any revisions or updates to any forward-looking statements. We encourage you to read carefully the risk factors described herein and in other documents we file from time to time with the SEC.

JACOBS SOLUTIONS INC. AND JACOBS ENGINEERING GROUP INC.

Jacobs is a leading global professional services company that designs and deploys technology-centric solutions to solve many of the world’s most complex challenges. Jacobs Engineering is our wholly-owned subsidiary. Jacobs and Jacobs Engineering are Delaware corporations and have principal executive offices at 1999 Bryan Street, Suite 3500, Dallas, Texas 75201 (telephone number (214) 583-8500). We maintain an internet website at www.jacobs.com. This website address is for information only and is not intended to be an active link or to incorporate any website information into this document.

From advisory and consulting, feasibility, planning, design, program and lifecycle management, Jacobs provides end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. Jacobs provides its services through offices and subsidiaries located primarily in North America, Europe, the Middle East, India, Australia, New Zealand and Asia. Jacobs provides its services under cost-reimbursable (including limited amounts of guaranteed maximum price) and fixed-price contracts, with our fixed-price contracts comprised mainly of professional services arrangements and in some limited cases, construction.

The foregoing information about Jacobs and Jacobs Engineering is only a general summary and is not intended to be comprehensive. For additional information about Jacobs and Jacobs Engineering, you should refer to the information described under the caption “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” in this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended September 26, 2025, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we will use the proceeds from the sale of the securities to provide funds for general corporate purposes, among other things.

DESCRIPTION OF DEBT SECURITIES

In this section, references to the “issuer,” “we,” “our” and “us” refer either to Jacobs Solutions Inc. or Jacobs Engineering, as the case may be, as the issuer of the applicable series of debt securities, and not to any subsidiaries unless the context requires otherwise.

The debt securities that Jacobs or Jacobs Engineering may offer by this prospectus consist of notes, debentures or other evidences of indebtedness (collectively, the “debt securities”). The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement or other offering material relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement and such other offering material relating thereto and to the following description.

The debt securities will be general obligations of the applicable issuer. If the debt securities are issued by Jacobs Engineering, such securities will be fully and unconditionally guaranteed by Jacobs.

The senior debt securities shall be issued under and governed by a senior debt indenture, dated as of February 16, 2023, among Jacobs, Jacobs Engineering, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and the subordinated debt securities shall be issued under and governed by a subordinated debt indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part, among Jacobs, Jacobs Engineering, and the Trustee (each, an “Indenture”, and collectively, the “Indentures”). The Indentures are substantially identical in all material respects, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. The Indentures are included as exhibits to the registration statement of which this prospectus forms a part. The following discussion of certain provisions of the Indentures is a summary only and does not purport to be a complete description of the terms and provisions of the Indentures. The following discussion is qualified in its entirety by reference to the provisions of the Indentures. The Indentures are subject to any amendments or supplements that we may enter into from time to time, as permitted under the applicable Indenture. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the applicable Indenture. You should review the Indentures, including changes to be filed as part of any prospectus supplement for a more complete understanding of the provisions we describe. We urge you to read the Indentures because they, and not the summary below, define the rights of a holder of our debt securities.

General

The Indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by our board of directors or established in one or more supplemental indentures. You should read the prospectus supplement and any other offering material relating to a particular series of debt securities for any or all of the following terms of such series of debt securities offered by that prospectus supplement and this prospectus:

•	whether the issuer is Jacobs or Jacobs Engineering;

•	the title and ranking of the debt securities of the series (including the terms of any subordination provisions);

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable Indenture;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest will accrue, the dates on which such interest will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of any debt securities registered as to principal and interest), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places, if any, in addition to or instead of a corporate trust office of the Trustee where the principal, premium, if any, and interest with respect to debt securities of the series will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	the denominations in which debt securities of the series will be issuable;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series is to be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “—Satisfaction and Discharge of the Indentures; Defeasance;”

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the coin, currency, currencies, or units of currencies in which payment of the principal, premium, if any, and interest with respect to the debt securities of the series will be payable, if not the coin or currency of the United States;

•

if other than the principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

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any addition to or change in the Events of Default (as defined below) with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such debt securities due and payable;

•

whether the debt securities of the series are guaranteed by Jacobs or Jacobs Engineering, as applicable, and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees;

•

the applicability of, and any changes in or additions to, the covenants and definitions set forth in the applicable Indenture or the terms of the applicable Indenture relating to consolidation, merger, sale, conveyance, transfer, or lease described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	the identity of any trustees, authenticating or paying agents, transfer agents, or registrars other than the Trustee;

•

if the debt securities of the series will be issued in whole or in part in the form of a Global Security (as defined below), the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the Depositary (as defined below) for such Global Security;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

•

in the case of debt securities issued pursuant to the subordinated indenture, the relative degree, if any, to which debt securities of the series and any guarantee in respect thereof will be senior to or be subordinated to other series of debt securities and guarantees in respect thereof or other indebtedness of the issuer or any guarantor, as the case may be, in right of payment, whether such other series of debt securities or other indebtedness is outstanding or not; and

•	any other terms of the debt securities of the series which are not prohibited by the provisions of the applicable Indenture or applicable law.

Without the consent of the holders thereof, the issuer will be permitted to reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to (1) debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (3) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (4) variable rate debt securities that are exchangeable for fixed rate debt securities.

Payments of interest on debt securities may be made (1) at the office of the Trustee at which its corporate trust office for such purpose is administered in the United States (the “corporate office of the Trustee”); (2) at the office of our agent in New York City at which its corporate agency business is conducted; (3) at our option, by check mailed to the registered holders thereof; or (4) if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, if a payment date is not a business day, payment will be made on the next succeeding day that is a business day, and no interest will accrue on any amount that would have been otherwise payable on such payment date if it were a business day for the intervening period. If a regular record date is not a business day, the record date will not be affected.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at a corporate office of the Trustee, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The transferor of any debt security will provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and will have no responsibility to verify or ensure the accuracy of such information.

Registered Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with The Depository Trust Company or a custodian or a nominee for a depositary identified in the prospectus supplement relating to such series (the “Depositary”). In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Indenture and the debt securities. Any notices required to be given to the holders while the debt securities are Global Securities will be given only to the Depositary. Except as set forth below, owners of beneficial interests in a Global Security will not (1) be entitled to have the debt securities represented by such Global Security registered in their names, (2) receive or be entitled to receive physical delivery of such debt securities in definitive form and (3) be considered the owners or holders thereof under the applicable Indenture.

Principal, premium, if any, and interest payments on debt securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of us, the Trustee, any registrar, any paying agent or any agent of us or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.

We expect that the Depositary for any debt securities represented by a Global Security, upon receipt of any payment of principal, premium, if any, or interest, will credit, in accordance with the Depositary’s policies, participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants, and will not be the responsibility of ours. We will not be liable for any delay by the Depositary or any of its participants in identifying the beneficial owners of any Global Security, and we may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

If the Depositary for any debt securities represented by a Global Security is at any time unwilling, unable, ineligible, or unqualified under applicable law to continue as Depositary and a successor Depositary is not appointed by us within 90 days, we will issue such debt securities in definitive form in exchange for such Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Global Security or Global Securities representing such debt securities. In the event that we issue debt securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) us for such debt securities. In connection with any proposed exchange of a debt security in definitive form for a Global Security, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and will have no responsibility to verify or ensure the accuracy of such information.

Events of Default and Remedies

Unless otherwise indicated in an accompanying prospectus supplement, each of the following events are defined in the Indentures as “Events of Default” with respect to a series of debt securities:

•	default in the payment of any installment of interest on any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

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default in the payment of principal or premium, if any, with respect to any debt securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

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default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

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failure on the part of the issuer or any guarantor of any series of debt securities to comply with any of the covenants or agreements in the debt securities of that series, in any resolution of the relevant board of directors or authorized committee authorizing the issuance of that series of debt securities, in the applicable Indenture or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically addressed by another Event of Default) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the issuer and any guarantor to remedy the same has been given to the issuer and any guarantor by the Trustee or to the issuer and any guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

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the issuer or any guarantor of any series of debt securities or any Significant Subsidiary of Jacobs, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the issuer or any guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency;

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the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the issuer or any guarantor of any series of debt securities or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or a substantial part of any of its property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the issuer, any guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or for a substantial part of any of the issuer’s, any guarantor’s or such Subsidiary’s property (except any decree or order appointing such official of a Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, are transferred to or combined with another one or more other Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or to or with Jacobs) or (3) the winding-up or liquidation of the issuer, any guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, are transferred to or combined with one or more other Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or to or with Jacobs), and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days;

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if any series of debt securities is entitled to the benefits of a guarantee by any guarantor, the guarantee ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the applicable Indenture) or is declared null and void in a judicial proceeding, or the guarantor denies or disaffirms its obligations under the applicable Indenture or the guarantee; and

•	any other Event of Default provided with respect to debt securities of that series.

An Event of Default with respect to one series of debt securities may not necessarily be an Event of Default for another series and Events of Default for any series of debt securities may be modified as described in the applicable prospectus supplement.

If an Event of Default described in the first, second, third, fourth, seventh, or eighth bullet points above occurs and is continuing with respect to any series of outstanding debt securities, unless the principal and interest with respect to all the debt securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal of (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all the debt securities of such series due and payable immediately provided, however, that payment of principal and all other amounts due with respect to debt securities issued pursuant to the subordinated indenture will remain subordinated to the extent provided in the subordinated indenture. If an Event of Default described in the fifth or sixth bullet points above occurs, unless the principal and interest with respect to all the debt securities of the series has become due and payable, the principal of (or, if any series are original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all debt securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities however, that payment of principal and all other amounts due with respect to debt securities issued pursuant to the subordinated indenture will remain subordinated to the extent provided in the subordinated indenture.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the applicable Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the issuer or any guarantor of the related series of debt securities or any other obligor on the debt securities of such series (and collect in the manner provided by law out of the property of us or any other obligor upon the debt securities of such series wherever situated the moneys adjudged or decreed to be payable). In addition, if there are any pending proceedings for the bankruptcy or reorganization of the issuer or any guarantor of the related series of debt securities or any other obligor on the debt securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered, irrespective of whether the principal of any series of debt securities is due and payable, to file and prove a claim for the whole amount of principal, premium, if any, and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt security of any series will have any right to institute any action or proceeding upon, under or with respect to the applicable Indenture for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to debt securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the applicable Indenture.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities or (2) a default with respect to a provision of the applicable Indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default so waived will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and we, the Trustee and the holders of the debt securities of that series will be restored to our and their former positions and rights under the applicable Indenture. Following acceleration of the maturity of the debt securities of a series (including acceleration as specified in the fifth and sixth bullet points), the holders of a majority in principal amount of such series may rescind an acceleration of the maturity of the series and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and we have paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee will have the right to decline to follow any direction of the holders of a majority in aggregate principal amount of the debt securities of any series if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee, by a responsible officer or officers, determines that the action so directed would involve it in personal liability or would be unjustly prejudicial to the holders of the debt securities of such series not taking part in such direction. The Trustee will be under no obligation to exercise any of the rights or powers vested in it under the applicable Indenture at the request, order or direction of any of the holders of debt securities of any series pursuant to the provisions of the applicable Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee is required to give, within 90 days after the occurrence of a default known to the Trustee with respect to a series of debt securities, to the holders of the debt securities of such series notice of all defaults with respect to such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the debt securities of such series or in the making of any sinking fund or purchase fund payment with respect to the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities.

The term default with respect to the debt securities for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default as described above.

The Trustee will not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, unless either a responsible officer has actual knowledge of such default or Event of Default or written notice of such default or Event of Default has been delivered to a responsible officer of the Trustee from us or a holder describing such default or Event of Default, and stating that such notice is a notice of default.

Modification of the Indentures

Jacobs, Jacobs Engineering and the Trustee may, from time to time, enter into supplemental indentures without the consent of the holders of debt securities issued under the applicable Indenture for one or more of the following purposes:

•	to evidence the succession of another person to Jacobs, Jacobs Engineering or another obligor under such Indenture pursuant to the provisions of such Indenture and the assumption by such successor of the covenants, agreements and obligations of Jacobs, Jacobs Engineering or such other obligor in such Indenture and in the debt securities;

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to surrender any right or power conferred upon Jacobs, Jacobs Engineering or another obligor by such Indenture, to add to the covenants of Jacobs, Jacobs Engineering or any other person such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as we consider to be for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under such Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

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to cure any ambiguity or to correct or supplement any provision contained in such Indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under such Indenture as do not adversely affect the interests in any material respect of any holders of debt securities of any series;

•	to modify or amend such Indenture in such a manner as to permit the qualification of such Indenture or any supplemental indenture under the Trust Indenture Act of 1939, as then in effect;

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to add or change any of the provisions of such Indenture that would change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to the debt securities so long as any such action does not adversely affect the interests of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

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to add guarantees with respect to the debt securities or to secure the debt securities, and, in each case, to add customary events of default relating to such guarantees or security for the benefit of holders of such debt securities;

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to add to, change or eliminate any of the provisions of such Indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under such Indenture (1) neither applies to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such debt security with respect to such provision or (2) becomes effective only when there is no such debt security outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such Indenture as shall be necessary to provide for or facilitate the administration of such Indenture by more than one Trustee; and

•	to establish the form or terms of debt securities of any series, including any guarantee, as described under the heading “—General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, Jacobs, Jacobs Engineering and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the applicable Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of such series; provided, however, that without the consent of the holders of each debt security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any debt security, (3) reduce the principal of or extend the stated maturity of any debt security, (4) reduce the premium, if any, payable upon the redemption of any debt security or change the time at which any debt security may or must be redeemed, provided, however, that any amendment to the notice requirements may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, (5) make any debt security payable in a currency other than that stated in the debt security, (6) release any security that may have been granted with respect to the debt securities, (7) modify any of the provisions of the subordinated indenture relating to the subordination of the debt securities or any guarantee in respect thereof in a manner adverse to the holders of debt securities issued pursuant to the subordinated indenture or (8) make any change in certain provisions of the applicable Indenture relating to waivers of defaults or modifications of the applicable Indenture by the consent of the holders of the debt securities.

Neither Jacobs nor Jacobs Engineering may amend the Indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Jacobs nor Jacobs Engineering may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Consolidation, Merger and Sale of Assets

Jacobs and Jacobs Engineering may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, unless the following conditions have been satisfied:

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either (1) Jacobs and Jacobs Engineering, as the case may be, is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than Jacobs and Jacobs Engineering, as the case may be, (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Jacobs and Jacobs Engineering, as the case may be, under the debt securities and the Indentures;

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if the Successor Company in the transaction is not the issuer, each guarantor, unless it has become the Successor Company, shall confirm that its guarantee shall continue to apply to the debt securities of that series;

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immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of us as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

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the issuer and the guarantor, if applicable, have delivered to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the Indentures.

If the Successor Company expressly assumes all of the obligations of us under the debt securities and the Indentures, we will promptly thereafter be released from such obligations.

Satisfaction and Discharge of the Indentures; Defeasance

The Indentures will generally cease to be of any further effect with respect to a series of debt securities if (1) Jacobs and Jacobs Engineering have delivered to the Trustee for cancellation all debt securities of such series (with certain limited exceptions) or (2) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Jacobs or Jacobs Engineering have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all such debt securities (other than any debt securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid), including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, Jacobs and Jacobs Engineering also pay or cause to be paid all other sums payable under the applicable Indenture by Jacobs and Jacobs Engineering, and Jacobs and Jacobs Engineering deliver to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the discharge of the debt securities of such series as contemplated by the applicable Indenture have been complied with.

In addition, the issuer and any guarantor of a series of debt securities will have a “legal defeasance option” (pursuant to which such issuer and such guarantors (if any) may terminate, with respect to the debt securities of a particular series, all of their respective obligations under such debt securities and the applicable Indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which such issuer and such guarantors (if any) may terminate, with respect to the debt securities of a particular series, their respective obligations with respect to such debt securities under certain specified covenants contained in the applicable Indenture or supplemental indenture). If the legal defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If the covenant defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

The issuer and any guarantor of a series of debt securities may exercise the legal defeasance option or the covenant defeasance option with respect to the debt securities of a series only if:

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such issuer or any guarantor irrevocably deposits or causes to be deposited in trust with the Trustee cash, U.S. Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest with respect to such series to maturity or redemption, as the case may be;

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such issuer or any guarantor deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of such series to maturity or redemption, as the case may be;

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91 days pass after the deposit is made and during the 91-day period no default described in the fifth or sixth bullet points under the heading “—Events of Default and Remedies” above occurs that is continuing at the end of such period;

•	no default has occurred and is continuing on the date of such deposit and immediately after giving effect thereto;

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such issuer or any guarantor delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company required to register under the Investment Company Act of 1940;

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such issuer or any guarantor delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) addressing certain U.S. federal income tax matters relating to the defeasance; and

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such issuer and any guarantor delivers to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series as contemplated by the applicable Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Subordination of Subordinated Debt Securities

The subordinated debt securities of any issuer will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness of such issuer. Upon any payment or distribution of assets of the issuer of such subordinated debt securities of any kind or character, whether in cash, property, or securities, to creditors upon any dissolution, winding-up, liquidation, or reorganization of such issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, the subordinated debt securities. This means that the holders of the senior indebtedness of an issuer will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of such issuer being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of the subordinated debt securities upon any dissolution, winding-up, liquidation, or reorganization or in any bankruptcy, insolvency, receivership, or other proceeding of such issuer.

By reason of this subordination, in the event of liquidation or insolvency of an issuer of subordinated debt securities, holders of senior indebtedness and holders of other obligations of such issuer that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of such subordinated debt securities.

Subject to the payment in full of all senior indebtedness of an issuer of subordinated debt securities, the rights of the holders of the subordinated debt securities issued by such issuer will be subrogated to the rights of the holders of the senior indebtedness of such issuer to receive payments or distributions of cash, property, or securities of such issuer applicable to such senior indebtedness until the principal of, any premium and interest on, such subordinated debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on the subordinated debt securities of an issuer may be made by such issuer if:

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any senior indebtedness of such issuer is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist or until such senior indebtedness has been paid in full in cash, or

•	the maturity of any senior indebtedness of such issuer has been accelerated because of a default, unless such acceleration has been rescinded or such senior indebtedness has been paid in full in cash.

The subordinated indenture does not limit or prohibit an issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to such issuer’s subordinated debt securities, but subordinate to other obligations of such issuer. The senior debt securities of an issuer will constitute senior indebtedness with respect to such issuer’s subordinated debt securities.

The term “senior indebtedness” means, with respect to the subordinated debt securities of any particular series, all indebtedness of, or indebtedness guaranteed by, the issuer of such subordinated debt securities for borrowed money (including the principal of, premium, if any, or interest on such borrowed money and any commitment fees or unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or later incurred, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of such issuer.

Senior indebtedness with respect to the subordinated debt securities will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

The subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to issuance of the applicable subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of Guarantees of Subordinated Debt Securities

The guarantees provided by any guarantor of subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all guarantor senior indebtedness of such guarantor. Upon any payment or distribution of assets of any guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of such guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all guarantor senior indebtedness will first be paid in full, or payment of such guarantor senior indebtedness provided for in money in accordance with its terms, before the holders of subordinated debt securities are entitled to receive or retain any payment from such guarantor on account of principal of, or any premium or interest on, the subordinated debt securities. This means that the holders of guarantor senior indebtedness will be entitled to receive any payment or distribution by the respective guarantor of any kind or character, including any payment or distribution which may be payable or deliverable by such guarantor by reason of the payment of any other indebtedness of such guarantor being subordinated to the payment of subordinated debt securities, which may be payable or deliverable by such guarantor in respect of the subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding of such guarantor.

By reason of this subordination, in the event of liquidation or insolvency of a guarantor, holders of guarantor senior indebtedness and holders of other obligations of the respective guarantor that are not subordinated to the guarantor senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Subject to the payment in full of all guarantor senior indebtedness, the rights of the holders of the subordinated debt securities under a guarantee will be subrogated to the rights of the holders of the related guarantor senior indebtedness to receive payments or distributions of cash, property or securities of the applicable guarantor applicable to the related guarantor senior indebtedness until the principal of, any premium and interest on, the senior debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on the subordinated debt securities of any series may be made by a guarantor of such subordinated debt securities if:

•

any related guarantor senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist or until such guarantor senior indebtedness has been paid in full in cash, or

•

the maturity of any related guarantor senior indebtedness has been accelerated because of a default, unless such acceleration has been rescinded or such guarantor senior indebtedness has been paid in full in cash.

The subordinated indenture does not limit or prohibit any guarantor from incurring additional guarantor senior indebtedness, which may include indebtedness that is senior to a guarantee of the subordinated debt securities, but subordinate to other obligations of the related guarantor. The senior debt securities guaranteed by a guarantor will constitute guarantor senior indebtedness with respect to the subordinated debt securities.

The term “guarantor senior indebtedness” means, with respect to the debt securities of any particular series, all indebtedness of, or indebtedness guaranteed by, any guarantor of such debt securities for borrowed money (including the principal of, premium, if any, or interest on such borrowed money and any commitment fees or unborrowed amounts which, if borrowed, would constitute guarantor senior indebtedness), whether currently outstanding or later incurred, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of such guarantor.

Guarantor senior indebtedness with respect to the subordinated debt securities will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the guarantor senior indebtedness.

The subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to the issuance of that series of subordinated debt securities, which change would be described in the applicable prospectus supplement.

The Trustee

The Indentures do not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own debt securities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee will not be responsible for monitoring the rating status of us or our affiliates, making any request upon any rating agency, or determining whether any rating event with respect to the debt securities of any series has occurred. The Trustee may resign at any time with respect to all or any series of debt securities. The holders of a majority in aggregate principal amount of debt securities of a particular series may remove the Trustee for such series and appoint a successor Trustee. We will remove the Trustee for the causes set forth in the applicable Indenture, including the Trustee’s failure to satisfy applicable requirements under the Trust Indenture Act of 1939 or failure to maintain a combined capital and surplus of at least $50,000,000.

Except as otherwise provided with respect to removal by the holders of a series of debt securities, in any of the foregoing events of resignation or removal of the Trustee, we will appoint a successor Trustee and such appointment, and the retiring Trustee’s resignation or removal, will become effective upon acceptance by the successor Trustee.

Governing Law

The Indentures are, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The Indentures provide that we and the Trustee, and each holder of a debt security by its acceptance thereof, irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indentures, the debt securities or any transaction contemplated thereby.

DESCRIPTION OF GUARANTEES

Jacobs Solutions Inc. will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable Indenture and the debt securities, of Jacobs Engineering, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable Indenture. In case of the failure of Jacobs Engineering to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable Indenture or debt security, Jacobs Solutions Inc. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by it. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Jacobs Engineering may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable Indenture and the debt securities, of Jacobs Solutions Inc., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable Indenture. In case of the failure of Jacobs Solutions Inc. to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable Indenture or debt security, Jacobs Engineering will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by it. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

DESCRIPTION OF PREFERRED STOCK

For the purposes of this section, references to “we” and “our” mean Jacobs Solutions Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

The following briefly summarizes the material terms of our preferred stock other than pricing and related terms which will be disclosed in the applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer, which will be described in more detail in the applicable prospectus supplement relating to that series. The applicable prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. In addition, for each series of preferred stock, we will file a certificate of designations containing the specific terms of the series as an exhibit to the registration statement or we will incorporate it by reference before we issue any preferred stock.

General

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, there were no shares of preferred stock outstanding. Under our restated certificate of incorporation, our board of directors is authorized to issue additional shares of preferred stock in one or more series. The authority of the board of directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited, in any such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•

whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation, and the price or prices or the rates of exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation;

•	the provisions, if any, of a sinking fund applicable to such series; and

•	any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.

Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Stockholders will not need to approve these resolutions.

Terms Contained in Prospectus Supplement

A prospectus supplement will contain the dividend, liquidation, redemption and voting rights of a series of preferred stock. The prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether we have elected to offer depositary shares, as described below under “Description of Depositary Shares”; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

DESCRIPTION OF DEPOSITARY SHARES

For the purposes of this section, references to “we” mean Jacobs Solutions Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement relating to those depositary shares. As of the date of this prospectus, there were no depositary shares outstanding.

We will describe the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

For the purposes of this section, references to “we,” “our,” “us,” and “the Company” mean Jacobs Solutions Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

Our authorized share capital consists of 241,000,000 shares, of which 240,000,000 are common shares having a par value of $1.00 per share. As of December 26, 2025, 117,586,748 shares of common stock were outstanding. The common stock is listed on the New York Stock Exchange under the symbol “J”.

The following briefly summarizes the provisions of our restated certificate of incorporation and our amended and restated bylaws that are important for you. Both documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you can obtain them as described above in “Where You Can Find Additional Information; Incorporation of Certain Information by Reference”.

You should note that some provisions in our restated certificate of incorporation and our amended and restated bylaws could delay or discourage potential unfriendly tender offers or other efforts to obtain control of us. At the same time, these provisions may support continuity of management and corporate policies and may induce any persons seeking control or a business combination with us to negotiate on terms acceptable to our then-elected board of directors.

General

All outstanding shares of common stock are, and any shares of common stock offered, when issued, will be fully paid and nonassessable.

Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities and after the liquidation preference of holders of preferred stock has been satisfied.

The transfer agent for the common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), 6201 15th Avenue, Brooklyn, New York 11219.

Dividends

Common stockholders are entitled to participate equally in dividends when dividends are declared by our board of directors out of funds legally available for dividends.

Voting Rights

Each holder of common stock is entitled to one vote for each share for all matters voted on by common stockholders.

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director then standing for election shall be elected by the vote of the majority of the votes cast, subject to the following provisions:

(a)

Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the board of directors, which resignation shall be irrevocable. Thereafter, the board of directors shall decide, through a process managed by the nominating and corporate governance committee (or equivalent) (and excluding the nominee in question from all board of directors and committee deliberations), whether to accept such resignation.

(b)

Consequences of the Board of Directors’ Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the board of directors, then such director shall immediately cease to be a member of the board of directors upon the date of action taken by the board of directors to accept such resignation. If such incumbent director’s resignation is not accepted by the board of directors, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation or removal.

(c)

Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.

(d)

Filling Vacancies: If an incumbent director’s resignation is accepted by the board of directors, or if a non-incumbent nominee for director is not elected, the board of directors may fill any resulting vacancy or may decrease the size of the board of directors. If, for any cause, the entire board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in our bylaws.

(e)

Nominees to Agree in Writing to Abide by Our Bylaws: To be eligible for election as a director of the Company, each nominee (including incumbent directors and nominees proposed by stockholders) must agree in writing in advance to comply with the requirements provided in our bylaws.

(f)

Vote Standard in Contested Elections: In the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Company (i) as of the close of the applicable notice of nomination period based on whether one or more notice(s) of nomination were timely filed or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed; provided that the determination that an election is a contested election by the Secretary of the Company pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Company mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or are declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but, in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

For purposes of the election of directors, a majority of votes cast shall mean that the number of shares voted “for” the election of a director exceeds the number of votes cast “against” the election of such director.

Other Matters

All other matters are determined by a majority of the votes cast, unless otherwise required by law or the restated certificate of incorporation for the action proposed.

For these purposes, a majority of votes cast shall mean that the number of shares voted “for” a matter exceeds the number of votes cast “against” such matter.

Quorum

At least a majority of the shares entitled to vote at the meeting must be present in person or by proxy, in order to constitute a quorum.

Board of Directors

Our restated certificate of incorporation and amended and restated bylaws provide that all directors are required to stand for re-election every year. At any meeting of our board of directors, a majority of the total number of the directors constitutes a quorum.

Action without Stockholder Meeting

Our amended and restated bylaws provide that no action shall be taken by the stockholders except at an annual or special meeting of stockholders. The power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

Advance Notice Bylaws

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Proxy Access

Our amended and restated bylaws permit stockholder nominations of directors and a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning in the aggregate at least three percent of outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the board of directors, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in the Company’s bylaws.

Notice of a nomination pursuant to the proxy access provisions of our bylaws must be submitted to the Secretary of the Company at our principal executive office no earlier than 150 days and no later than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Section 203 of the General Corporation Law of the State of Delaware

We are also subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, our board of directors approves either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

PLAN OF DISTRIBUTION

Jacobs and Jacobs Engineering may sell securities to purchasers directly, or through agents, dealers, or underwriters, or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the applicable prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the applicable prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the applicable prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser; and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for Jacobs and Jacobs Engineering by Sullivan & Cromwell LLP, Los Angeles, California, and for any underwriters, dealers or agents, as the case may be, by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Jacobs Solutions Inc. and subsidiaries appearing in Jacobs Solutions Inc.’s Annual Report (Form 10-K) for the year ended September 26, 2025, and the effectiveness of Jacobs Solutions Inc. and subsidiaries’ internal control over financial reporting as of September 26, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrants in connection with a distribution of an assumed amount of the securities being registered:

Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Fees and expenses of trustee		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	The payment of filing fees is deferred pursuant to Rule 456(b) and 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Both Jacobs Solutions Inc. and Jacobs Engineering Group Inc. are corporations organized under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Both Jacobs Solutions Inc. and Jacobs Engineering Group Inc. have adopted provisions in their bylaws which provide that they will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by Jacobs Solutions Inc. or Jacobs Engineering Group Inc. or in Jacobs Solutions Inc.’s or Jacobs Engineering Group Inc.’s right, by reason of the fact that such person is or was their director, officer, employee, or, while such person is or was a director, officer or employee of Jacobs Solutions Inc. or Jacobs Engineering Group Inc., is or was serving at their request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

The bylaws of Jacobs Solutions Inc. and Jacobs Engineering Group Inc. further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of that person.

The certificates of incorporation for Jacobs Solutions Inc. and Jacobs Engineering Group Inc. provide that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to the stockholders of Jacobs Solutions Inc. or Jacobs Engineering Group Inc., as applicable, for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Jacobs Solutions Inc. or its stockholders, or Jacobs Engineering Group Inc. or its stockholders, as applicable;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

•	under Section 174 of the DGCL; or

•	for any transaction from which a director derived an improper benefit.

The certificate of incorporation for Jacobs Solutions Inc. also provides that officers shall not be personally liable to Jacobs Solutions Inc. or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Jacobs Solutions Inc. and Jacobs Engineering Group Inc. maintain policies insuring their officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Jacobs Solutions Inc. and Jacobs Engineering Group Inc. also entered into indemnification agreements with each of their directors and anticipate that they will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Jacobs Solutions Inc. and Jacobs Engineering Group Inc., as applicable, will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Jacobs Solutions Inc. and Jacobs Engineering Group Inc. may also enter into indemnification agreements with underwriters providing that underwriters have to indemnify and hold harmless Jacobs Solutions Inc. or Jacobs Engineering Group Inc., as applicable, each of their directors, each officer who signed the registration statement and any person who controls Jacobs Solutions Inc. or Jacobs Engineering Group Inc. within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement.	**

4.1	Restated Certificate of Incorporation of Jacobs Solutions Inc.	Exhibit 3.2 to Current Report on Form 8-K dated February 3, 2025

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.2	Amended and Restated Bylaws of Jacobs Solutions Inc.	Exhibit 3.2 to Quarterly Report on Form 10-Q for the third quarter of fiscal 2025

4.3	Senior Indenture, dated as of February 16, 2023, among Jacobs Solutions Inc., Jacobs Engineering Group Inc. and U.S. Bank Trust Company, National Association, as Trustee.	Exhibit 4.1 to Current Report on Form 8-K dated February 16, 2023

4.4	First Supplemental Indenture, dated as of February 16, 2023, among Jacobs Solutions Inc., Jacobs Engineering Group Inc. and U.S. Bank Trust Company, National Association, as Trustee.	Exhibit 4.2 to Current Report on Form 8-K dated February 16, 2023

4.5	Form of the Notes, Including the Guarantee	Exhibit 4.2 to Current Report on Form 8-K on February 16, 2023

4.6	Second Supplemental Indenture, dated as of August 18, 2023, among Jacobs Solutions Inc., Jacobs Engineering Group Inc. and the U.S. Bank Trust Company, National Association, as Trustee.	Exhibit 4.2 to Current Report on Form 8-K dated August 18, 2023

4.7	Form of the Notes, including the Guarantee	Exhibit 4.2 to Current Report on Form 8-K on August 18, 2023

4.8	Description of the Registrant’s Securities	Exhibit 4.1 to Annual Report on Form 10-K dated November 21, 2022

4.9	Form of Subordinated Indenture, among Jacobs Solutions Inc. and Jacobs Engineering Group Inc., as issuer or guarantor, as applicable, and U.S. Bank Trust Company, National Association, as trustee.	Exhibit 4.4 to Registration Statement on Form S-3ASR dated February 6, 2023

4.10	Form of Senior Debt Securities.	**

4.11	Form of Subordinated Debt Securities.	**

4.12	Form of Certificate of Designation for Preferred Shares.	**

4.13	Form of Depository Agreement.	**

5.1	Opinion of Sullivan & Cromwell LLP as to the validity of the securities being registered.	*

22.1	List of Issuers of Guaranteed Securities	Exhibit 22.1 to Quarterly Report on Form 10-Q for the third quarter of fiscal 2024

23.1	Consent of Ernst & Young LLP relating to Jacobs Solutions Inc.’s financial statements.	*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).	*

24.1	Power of Attorney of certain officers and directors of Jacobs Solutions Inc. (included on signature page to this Registration Statement).	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

24.2	Power of Attorney of certain officers and directors of Jacobs Engineering Group Inc. (included on signature page to this Registration Statement).	*

25.1	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, with respect to the Senior Indenture.	*

25.2	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, with respect to the Subordinated Indenture.	*

107	Filing Fee Table.	*

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of an undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrants to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of February 2026.

Jacobs Solutions Inc.

By	/s/ Robert V. Pragada
Robert V. Pragada
Chair and Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert V. Pragada as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. Pragada Robert V. Pragada	Chair and Chief Executive Officer (Principal Executive Officer)	February 2, 2026

/s/ Louis Pinkham Louis Pinkham	Director	February 2, 2026

/s/ Manny Fernandez Manny Fernandez	Director	February 2, 2026

/s/ Priya Abani Priya Abani	Director	February 2, 2026

/s/ Michael Collins Michael Collins	Director	February 2, 2026

/s/ Georgette D. Kiser Georgette D. Kiser	Director	February 2, 2026

/s/ Mary Jackson Mary Jackson	Director	February 2, 2026

Signature	Title	Date

/s/ Robert A. McNamara Robert A. McNamara	Director	February 2, 2026

/s/ Julie Sloat Julie Sloat	Director	February 2, 2026

/s/ Diane Bryant Diane Bryant	Director	February 2, 2026

/s/ Venk Nathamuni Venk Nathamuni	Chief Financial Officer (Principal Financial Officer)	February 2, 2026

/s/ William B. Allen, Jr. William B. Allen, Jr.	Chief Accounting Officer (Principal Accounting Officer)	February 2, 2026

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of February 2026.

Jacobs Engineering Group Inc.

By	/s/ Robert V. Pragada
Robert V. Pragada
Chair of the Board and Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert V. Pragada as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. Pragada Robert V. Pragada	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	February 2, 2026

/s/ Venk Nathamuni Venk Nathamuni	Chief Financial Officer and Director (Principal Financial Officer)	February 2, 2026

/s/ William B. Allen, Jr. William B. Allen, Jr.	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 2, 2026

/s/ Shannon Miller Shannon Miller	Director	February 2, 2026